                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  02549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (date of earliest event reported): April 30, 2001
                                                  --------------


                             CENTRA SOFTWARE, INC.
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                  000-27861                     04-3268918
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   (IRS Employer
     of incorporation)            File Number)               Identification No.)


430 Bedford Street, Lexington, Massachusetts                     02420
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (781) 861-7000
                                                    ----------------------------


                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     On April 30, 2001, we completed our acquisition of MindLever.com, Inc., a provider of management systems for learning content, pursuant to an Agreement and Plan of Merger dated April 11, 2001. We acquired MindLever for approximately $2,850,000 in cash and the issuance of 509,745 shares of common stock for a total purchase price of approximately $6,680,000, plus acquisition costs in the approximate amount of $362,000.

     The terms of the merger agreement resulted from an arms-length negotiation between MindLever and Centra. The source of the funds for the acquisition was our working capital. The acquisition will be accounted for using the purchase method. Accordingly, the results of operations of MindLever will be included in our results of operations from the date of acquisition.

     To our knowledge, prior to the acquisition no director, officer or affiliate of Centra, or any associates of any such director, officer or affiliate had any material relationship with MindLever.

     As a result of the acquisition, we acquired certain plant, equipment or other physical property that MindLever used in its business and we intend to continue this use consistent with our long-term business objectives.

     Item 7.  Financial Statements and Exhibits.
              ---------------------------------

     (a)  Financial Statements of Business Acquired.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of MindLever.com, Inc.:

We have audited the accompanying balance sheets of MindLever.com, Inc. as of December 31, 1999 and 2000, and the related statements of operations, redeemable convertible preferred stock and shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MindLever.com, Inc. at December 31, 1999 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company's operating losses and negative cash flows raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Ernst & Young LLP
Raleigh, North Carolina
March 23, 2001

MINDLEVER.COM, INC.

Balance Sheets


                                                                                          DECEMBER 31,           MARCH 31,
ASSETS                                                                                1999           2000           2001
                                                                                                                (unaudited)
Current Assets:
 Cash and cash equivalents                                                        $ 3,241,421   $ 1,355,725   $    78,902
 Accounts receivable, less allowance of $25,000, $69,000 and $18,000 at
  December 31, 1999 and 2000 and March 31, 2001, respectively                         112,592       179,908       125,991
 Prepaid expenses                                                                       3,602         5,931         9,851
                                                                                  -----------   -----------   -----------
     Total current assets                                                           3,357,615     1,541,564       214,744
                                                                                  -----------   -----------   -----------

Property and Equipment:
 Computer equipment and software                                                      175,779       361,846       382,265
 Office equipment, furniture and fixtures                                              15,875       158,924       159,983
                                                                                  -----------   -----------   -----------
                                                                                      191,654       520,770       542,248

 Less--Accumulated depreciation                                                      (136,434)     (262,064)     (287,022)
                                                                                  -----------   -----------   -----------
                                                                                       55,220       258,706       255,226
                                                                                  -----------   -----------   -----------
Other Assets                                                                                -         3,878         3,928
                                                                                  -----------   -----------   -----------
     Total assets                                                                 $ 3,412,835   $ 1,804,148   $   473,898
                                                                                  ===========   ===========   ===========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT

Current Liabilities:
 Trade accounts payable                                                           $    84,089   $   298,860   $   347,630
 Accrued expenses                                                                     117,833     1,006,617     1,030,425
 Deferred revenue                                                                     147,000       433,619       249,663
 Line of credit                                                                             -       767,625       767,625
 Convertible notes payable to related parties                                               -     1,462,963     1,500,000
 Current portion of obligations under capital lease                                         -         1,807         1,887
 Current portion of reserve for loss on idle lease space                                    -             -       313,000
                                                                                  -----------   -----------   -----------
     Total current liabilities                                                        348,922     3,971,491     4,210,230
                                                                                  -----------   -----------   -----------

Obligations under Capital Lease, less current portion                                       -         7,718         7,216
                                                                                  -----------   -----------   -----------
Reserve for Loss on Idle Lease Space, net of current portion                                -             -       600,000
                                                                                  -----------   -----------   -----------

Series A Redeemable Convertible Preferred Stock, par value $0.001:
 Authorized--7,500,000, 9,652,500 and 9,652,000 shares at December 31, 1999 and
  2000 and March 31, 2001, respectively
 Issued and outstanding--6,112,500 shares at December 31, 1999 and 2000 and
  March 31, 2001                                                                    4,126,579     4,374,174     4,435,299
                                                                                  -----------   -----------   -----------
Shareholders' Deficit:
 Common stock, par value $0.001 per share-
  Authorized--20,000,000 shares
  Issued and outstanding--4,534,445, 4,577,070 and 4,577,070 shares at
   December 31, 1999 and 2000 and March 31, 2001, respectively                          4,535         4,578         4,578
 Additional paid-in capital                                                           215,902       474,162       474,162
 Accumulated deficit                                                               (1,283,103)   (7,027,975)   (9,257,587)
                                                                                  -----------   -----------   -----------
     Total shareholders' deficit                                                   (1,062,666)   (6,549,235)   (8,778,847)
                                                                                  -----------   -----------   -----------
     Total liabilities and shareholders' deficit                                  $ 3,412,835   $ 1,804,148   $   473,898
                                                                                  ===========   ===========   ===========

The accompanying notes are an integral part of these financial statements.

MINDLEVER.COM, INC.

Statements of Operations

                                                   YEAR ENDED DECEMBER 31,    THREE MONTHS ENDED MARCH 31,
                                                       1999         2000            2000            2001
                                                                                        (unaudited)
Revenues                                          $  838,218   $ 1,188,441      $  205,500     $   385,643

Cost of Revenues                                     103,387       827,066         114,329         204,542
                                                  ----------   -----------      ----------     -----------
     Gross profit                                    734,831       361,375          91,171         181,101
                                                  ----------   -----------      ----------     -----------

Operating Expenses:
 Selling, general and administrative                 956,668     3,212,886         374,891       1,692,590
 Depreciation                                         19,580       125,631          20,848          24,958
 Research and development                            427,315     2,087,784         318,627         583,412
                                                  ----------   -----------      ----------     -----------
     Total operating expenses                      1,403,563     5,426,301         714,366       2,300,960
                                                  ----------   -----------      ----------     -----------
     Loss from operations                           (668,732)   (5,064,926)       (623,195)     (2,119,859)

Interest Income                                       37,090       103,903          38,988           8,097

Interest Expense                                           -      (536,254)              -         (58,375)

Other Income                                               -             -               -           1,650
                                                  ----------   -----------      ----------     -----------
     Net loss                                       (631,642)   (5,497,277)       (584,207)     (2,168,487)

Accretion of discount on redeemable convertible
 preferred stock                                      51,579       247,595          61,125          61,125
                                                  ----------   -----------      ----------     -----------
     Net loss attributable to common              $ (683,221)  $(5,744,872)     $ (645,332)    $(2,229,612)
      stockholders                                ==========   ===========      ==========     ===========
Basic and Diluted Net Loss per Share                  $(0.17)       $(1.27)          $(.14)         $(0.49)
                                                  ==========   ===========      ==========     ===========
Basic and Diluted Weighted Average Shares          4,006,382     4,535,462       4,534,445       4,577,070
 Outstanding                                      ==========   ===========      ==========     ===========

The accompanying notes are an integral part of these financial statements.

MINDLEVER.COM, INC.

Statements of Redeemable Convertible Preferred Stock and Shareholders' Deficit

                                                  REDEEMABLE CONVERTIBLE                       SHAREHOLDERS' DEFICIT
                                                      PREFERRED STOCK                           ADDITIONAL
                                                         SERIES A              COMMON STOCK       PAID-IN    ACCUMULATED
                                                    SHARES        AMOUNT    SHARES     AMOUNT     CAPITAL      DEFICIT      TOTAL
                                                    ------        ------    ------     ------     -------      -------      -----
Balance at January 1, 1999                                -  $          -  3,888,890   $3,889   $ (1,889)  $  (599,882) $  (597,882)

 Exercise of stock options                                -             -    645,555      646      6,117             -        6,763

 Issuance of Series A Preferred Stock in
  exchange for note payable                          37,500        25,000          -        -          -             -            -

 Issuance of Series A Preferred Stock for cash    6,075,000     4,050,000          -        -          -             -            -

 Shareholder contributions                                -             -          -        -    211,674             -      211,674

 Accretion of Series A Preferred Stock to
  redemption value                                        -        51,579          -        -          -       (51,579)     (51,579)

 Net loss for the year                                    -             -          -        -          -      (631,642)    (631,642)
                                                  ---------    ----------  --------- --------   --------   -----------  -----------
Balance at December 31, 1999                      6,112,500     4,126,579  4,534,445    4,535    215,902    (1,283,103)  (1,062,666)

 Exercise of stock options                                -             -     42,625       43      2,800             -        2,843

 Issuance of preferred stock warrants                     -             -          -        -     23,329             -       23,329

 Beneficial conversion feature related to
  warrants                                                -             -          -        -    232,131             -      232,131

 Accretion of Series A Preferred Stock to
  redemption value                                        -       247,595          -        -          -      (247,595)    (247,595)

 Net loss for the year                                    -             -          -        -          -    (5,497,277)  (5,497,277)
                                                  ---------    ----------  --------- --------   --------   -----------  -----------
Balance at December 31, 2000                      6,112,500     4,374,174  4,577,070    4,578    474,162    (7,027,975)  (6,549,235)

 Accretion of Series A at 6% per annum
  to redemption (unaudited)                               -        61,125          -        -          -       (61,125)     (61,125)

 Net loss (unaudited)                                     -             -          -        -          -    (2,168,487)  (2,168,487)
                                                  ---------    ----------  --------- --------   --------   -----------  -----------
Balance at March 31, 2001 (unaudited)             6,112,500    $4,435,299  4,577,070   $4,578   $474,162   $(9,257,587) $(8,778,847)
                                                  =========    ==========  ========= ========   ========   ===========  ===========

The accompanying notes are an integral part of these financial statements.

MINDLEVER.COM, INC.

Statement Of Cash Flows

                                                               YEARS ENDED DECEMBER 31,     THREE MONTHS ENDED MARCH 31,
                                                                 1999           2000            2000            2001
                                                                                                     (unaudited)
Cash Flows from Operating Activities:
 Net loss                                                    $ (631,642)   $(5,497,277)     $ (584,207)    $(2,168,487)
 Adjustments to reconcile net loss to net cash used in
  operating activities-
  Interest expense related to warrants                                -        255,460               -               -
  Depreciation                                                   19,580        125,631          20,848          24,958
  Gain on disposal of fixed assets                                    -              -               -          (1,650)
  Loss on idle lease space                                            -              -               -         913,000
  Changes in operating assets and liabilities-
   Accounts receivable                                           78,653        (67,316)        (19,667)         53,917
   Prepaid expenses                                              (3,602)        (2,329)        (41,831)         (3,920)
   Other assets                                                       -         (3,878)           (300)            (50)
   Trade accounts payable and accrued expenses                  (58,932)     1,103,555         (11,420)         72,578
   Deferred revenue                                                   -        286,619          96,175        (183,956)
                                                             ----------    -----------      ----------     -----------
     Net cash used in operating activities                     (595,943)    (3,799,535)       (540,402)     (1,293,610)
                                                             ----------    -----------      ----------     -----------
Cash Flows from Investing Activities:
 Purchases of property and equipment                            (36,084)      (319,592)        (56,046)        (21,478)
 Proceeds from sale of property and equipment                         -              -               -           1,650
                                                             ----------    -----------      ----------     -----------
     Net cash used in investing activities                      (36,084)      (319,592)        (56,046)        (19,828)
                                                             ----------    -----------      ----------     -----------
Cash Flows from Financing Activities:
 Exercise of stock options                                        6,763          2,843               -               -
 Payments on capital lease obligations                                -              -               -            (422)
 Payments on short-term borrowings to shareholders              (50,000)             -               -               -
 Proceeds from the issuance of preferred stock                4,050,000              -               -               -
 Borrowings (repayments) on line of credit, net                (100,000)       767,625               -               -
 Proceeds from (payments) on notes payable                      (33,315)     1,462,963               -          37,037
                                                             ----------    -----------      ----------     -----------
     Net cash provided by financing activities                3,873,448      2,233,431               -          36,615
                                                             ----------    -----------      ----------     -----------
     (Decrease) increase in cash and cash equivalents         3,241,421     (1,885,696)       (596,448)     (1,276,823)

Cash and cash equivalents, beginning of year                          -      3,241,421       3,241,421       1,355,725
                                                             ----------    -----------      ----------     -----------
Cash and cash equivalents, end of year                       $3,241,421    $ 1,355,725      $2,644,973     $    78,902
                                                             ==========    ===========      ==========     ===========
Supplemental Disclosure of Cash Flow Information:
 Cash paid for interest                                      $   15,590    $    24,206      $        -     $    14,601
                                                             ==========    ===========      ==========     ===========
Schedule of Noncash Financing Activities:
 Preferred stock issued in exchange for note payable         $   25,000    $         -      $        -     $         -
                                                             ==========    ===========      ==========     ===========
 Property and equipment acquired under capital lease
  agreements                                                 $        -    $     9,526      $        -     $         -
                                                             ===========    ===========      ==========     ===========
 Accretion of discount on Series A redeemable convertible
  preferred stock                                            $   51,579    $   247,595      $   61,125     $    61,125
                                                             ==========    ===========      ==========     ===========

The accompanying notes are an integral part of these financial statements.(1)

CENTRA SOFTWARE, INC.

Notes to Financial Statements


(1)  COMPANY DESCRIPTION AND BASIS OF PRESENTATION

     MindLever.com, Inc. (the Company) was founded in 1993 and provides a global eLearning environment accessible for individuals and organizations to teach, learn, collaborate, assess and organize knowledge assets without the cost of complex IT infrastructure and support.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the year ended December 31, 2000, the Company has incurred a net loss of $5,497,277 and has experienced negative cash flows from operations. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing and ultimately to attain profitability. The Company is actively promoting and expanding its services and pursuing additional financing from third parties. Management expects increased sales will reduce its operating losses and anticipates that it will be able to attract additional capital to fund operations. However, there can be no assurance that management's plans will be executed as anticipated.

     The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     The Company follows the provisions of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by AICPA SOP No. 98-9, Modification of SOP No. 97-2, Software Revenue Recognition with Respect to Certain Transactions. Revenue from software subscription fees and customer setup fees are generally recognized ratably over the term of the subscription period, provided that a contract has been executed, the fee is fixed or determinable, no significant vendor obligations or uncertainties surrounding customer acceptance remain, and collection of the resulting receivable is deemed probable. Revenue from professional services is recognized as the services are provided or upon completing project milestones if defined in the agreement.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents.

     CONCENTRATIONS OF CREDIT RISK AND REVENUE

     The Company's principal financial instrument subject to potential concentration of credit risk is accounts receivable which are unsecured. Management provides an estimated allowance for doubtful accounts based on its assessment of the likelihood of future collections. The Company is subject to the risk of incurring additional losses should the allowance for doubtful accounts estimate prove to be inadequate based on actual future collections.

     In 2000 and 1999, revenue from one customer represented 18% and 55%, respectively, of total revenues.

CENTRA SOFTWARE, INC.

Notes to Financial Statements


     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed principally by accelerated methods for both financial reporting and income tax purposes.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash and cash equivalents, trade receivables, trade payables, line of credit and convertible notes payable. The carrying values of these instruments approximate fair value at December 31, 2000 and 1999.

     STOCK BASED COMPENSATION

     The Company has elected to continue to follow Accounting Principles Board
     (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options as permitted by Statement of Financial Accounting Standards (SFAS) No. 123 Accounting for Stock-Based Compensation and make the pro forma disclosures required by SFAS No. 123 (see Note 4). Under APB No. 25, if the exercise price of the Company's employee stock options is not less than the estimated fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     INCOME TAXES

     The liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

     LOSS PER SHARE

     Loss per share has been calculated in accordance with SFAS No. 128, Earnings per Share. The Company has potential common stock equivalents related to its outstanding stock options, preferred stock and preferred stock warrants. These potential common stock equivalents were not included as outstanding for loss per share purposes for all periods because the effect would have been antidilutive.

     INTERIM FINANCIAL STATEMENTS

     The accompanying balance sheet as of March 31, 2001 and statements of operations and cash flows for the three month periods ended March 31, 2000 and 2001 and the statement of stockholders' equity (deficit) for the three month period ended March 31, 2001 are unaudited but, in the opinion of management, included all adjustments (consisting of normal, recurring adjustments) necessary for a fair presentation of results for these interim periods. Results of operations of interim periods are not necessarily indicative of results to be expected for the entire year of any future period.

(3)  SHAREHOLDERS' DEFICIT

     STOCK DIVIDEND

     In February 2000, the Company's Board of Directors declared a stock dividend of one share on each two shares of the Company's common stock issued and outstanding. All references in the financial statements to number of shares outstanding have been restated to reflect the dividend.

CENTRA SOFTWARE, INC.

Notes to Financial Statements


     PREFERRED STOCK

     The holders of the Company's Series A redeemable, convertible preferred stock (Series A) may convert their shares to common stock at any time at an adjusted conversion price of $0.67. The initial conversion price is subject to adjustment, as defined in the Articles of Incorporation. The Series A shares have voting rights equivalent to the rights of common shares into which the Series A shares are convertible. The Series A shares have a liquidation value equal to the original purchase price plus accrued dividends, if any. Shareholders are entitled to receive dividends at an annual rate equal to $.06 per share only if declared by the Board of Directors.

     The articles of incorporation also provide for the redemption of the Series A preferred shares at the option of the holder. Each Series A shareholder shall have the option to redeem one-half of its outstanding shares on or after October 15, 2005, or all of its outstanding shares on or after October 15, 2006. The redemption price is equal to the original purchase price plus a 6% annualized return. Accordingly, the recorded value of the Series A shares reflects the accretion of the 6% annualized return.

     WARRANTS

     In connection with the line of credit entered into during 2000, the Company issued warrants to purchase 45,000 shares of Series A Preferred Stock. These warrants have a term of five years and an exercise price of $0.67. The fair value of these warrants, calculated using the Black-Scholes pricing model, was included as interest expense for the year ended
     December 31, 2000.

     The Company also incurred an obligation to issue warrants to purchase 37,313 and 447,761 shares of preferred stock in connection with a forbearance agreement with a third party and a bridge loan financing transaction with a related party, respectively. These warrants have exercise prices ranging from $0.54 to $0.67 and have terms of five years. The fair value of these warrants was recorded as additional interest expense and is included as accrued liabilities as of December 31, 2000. The value of the beneficial conversion feature associated with the warrants connected to the bridge financing was included as additional interest expense and additional paid-in capital.

(4)  CREDIT FACILITY

     In March 2000, the Company entered into a line of credit facility with a commercial lending institution in the amount of $1,000,000. This line of credit bears interest at the prime rate plus 0.50% (10% at December 31, 2000) and is due in March 2001. The credit facility is secured by all of the Company's assets and intellectual property. The total balance outstanding under this facility at December 31, 2000 was $767,625.

     The line of credit agreement requires that the Company maintain certain financial ratios. The Company was not in compliance with these covenants at December 31, 2000, but executed a forbearance agreement with the lending institution in December 2000 to temporarily waive the debt covenant violations. The forbearance agreement expired in March 2001.

(5)  RELATED PARTY CONVERTIBLE NOTES PAYABLE

     In December 2000, the Company entered into a bridge financing transaction with certain investors, including certain officers and directors of the Company, for $1,500,000. The notes bear interest at 10%, are convertible into preferred stock of the Company at a conversion rate of $0.67 per share, and are due in full on May 31, 2001. The total amount outstanding as of December 31, 2000 was $1,462,963. Interest expense to these related parties was $4,464 for the year ended December 31, 2000.

CENTRA SOFTWARE, INC.

Notes to Financial Statements


(6)  LEASES

     The Company leases its facilities and certain equipment under noncancelable operating lease agreements. Rent expense for the years ended December 31, 2000 and 1999 was $351,943 and $76,166, respectively.

     Minimum future lease payments for operating leases at December 31, 2000 are as follows:

               2001                                      $  785,525
               2002                                         693,327
               2003                                         491,439
               2004                                         491,439
               2005                                         206,990
                                                         ----------

     Total minimum lease payments                        $2,668,720
                                                         ==========

     The Company leases certain equipment under noncancelable leasing arrangements, collateralized by the equipment, which are classified as capital leases. The asset balance related to capital leases totaled $9,525 and $0 at December 31, 2000 and 1999, respectively.

     As of December 31, 2000, future minimum lease payments for capital leases that have initial or remaining terms in excess of one year are as follows:

               2001                                         $ 3,315
               2002                                           3,315
               2003                                           3,315
               2004                                           3,315
                                                            -------

                    Total minimum lease payments             13,260

               Less--Amounts representing interest            3,735
                                                            -------

                    Present value of future minimum
                    lease payments                            9,525

               Less--Current portion                          1,807
                                                            -------

                    Long-term portion capital lease
                    obligations                             $ 7,718
                                                            =======

(7)  STOCK OPTION PLAN

     The Company has a stock plan under which employees, officers, and directors of the Company may be granted stock awards and stock options. Stock options granted under the Plan are for periods not to exceed ten years. Options granted under the Plan typically vest over a two to four year period.

     Pro forma information regarding net loss is required by SFAS No. 123, Accounting for Stock-Based Compensation, and has been determined as if the Company had accounted for its stock-based compensation under the fair value method of

CENTRA SOFTWARE, INC.

Notes to Financial Statements


     that Statement. The Company estimated the fair value of the options granted in 2000 and 1999 at the date of grant using the minimum value method with the following assumptions: risk-free interest rate of 5.99% and 6.07%, respectively, no payment of dividends, and an expected life of the options of 8 years. The weighted-average fair value of options granted during 2000 and 1999 was $0.03 and $0.06, respectively. The effect of applying Statement 123's fair value method to the Company's stock-based compensation results in a pro forma net loss of $5,491,732 for the year ended
     December 31, 2000.

     Following is a summary of the Company's stock option activity:

                                                                      OPTIONS OUTSTANDING
                                       SHARES AVAILABLE      NUMBER OF SHARES     WEIGHTED-AVERAGE
                                          FOR GRANT                                EXERCISE PRICE

Balance, January 1, 1999                  3,163,889               447,223          $          -
 Granted                                 (2,023,913)            2,023,913                  0.06
 Exercised                                        -              (645,555)                 0.01
                                         ----------             ---------                 -----

Balance, December 31, 1999                1,139,976             1,825,581                  0.06
 Granted                                   (520,816)              520,816                  0.06
 Exercised                                        -               (42,625)                 0.06
 Forfeited                                   23,000               (23,000)                 0.06
                                         ----------             ---------                 -----

Balance, December 31, 2000                  642,160             2,280,772                 $0.06
                                         ==========             =========                 =====

     At December 31, 2000 and 1999, options to purchase 895,326 and 336,915 shares, respectively, were exercisable at prices ranging from $0.01 to $0.07 per share. The weighted-average exercise price is $0.06 per share and the average remaining contractual life of these options is 8.64 years.

(8)  COMMON SHARES RESERVED FOR FUTURE ISSUANCE

     At December 31, 2000, the Company had reserved a total of 11,810,432 of its authorized 20,000,000 shares of common stock for future issuance as follows:

Granted and outstanding stock options                     2,280,772
Future issuance of stock options                            642,160
Conversion of preferred stock                             6,112,500
Conversion of note payable                                2,250,000
Exercise of warrants                                        525,000
                                                         ----------

     Total shares reserved                               11,810,432
                                                         ==========

CENTRA SOFTWARE, INC.

Notes to Financial Statements


(9)  EMPLOYEE BENEFITS PLAN

     During 2000, the Company adopted a 401(k) plan for all eligible employees. There is no matching contribution made by the Company. The Company incurred approximately $2,000 in administrative expenses related to this plan for the year ended December 31, 2000.

(10) INCOME TAXES

     The Company had no income tax expense in 2000 and 1999 due to current year losses. At December 31, 2000 and 1999, the Company has federal net operating loss carryforwards and North Carolina net economic loss carryforwards of approximately $5,200,000 and $600,000, respectively. The federal net operating loss carryforwards expire beginning in 2020 and the North Carolina net economic losses begin to expire in 2012. The ultimate utilization of these losses may be limited due to future ownership changes. In accordance with the guidance included in FASB Statement No. 109, for financial reporting purposes valuation allowances of $2,250,000 and $260,000 have been recognized at December 31, 2000 and 1999, respectively, to offset the deferred tax assets related to these carryforwards.

(11) SUBSEQUENT EVENTS (UNAUDITED)

     On April 30, 2001, the Company was acquired by Centra Software, Inc. (Centra), a provider of software and services that support live eLearning and business collaboration, in a business combination accounted for as a purchase. Total consideration consisted of approximately $2,850,000 in cash and 509,745 shares of Centra common stock for aggregate proceeds of approximately $6,680,000. The results of operations of the Company will be included in the results of operations of Centra from the date of the acquisition.

     The Company recorded a loss of $913,000 for idle lease space during the three months ended March 31, 2001. The loss amount represents the future minimum lease payments less estimated sublease receipts for the idle space.

CENTRA SOFTWARE, INC.

     (b)  Pro Forma Financial Information.

                             CENTRA SOFTWARE, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                  AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                HISTORICAL
                                                      ------------------------------
                                                           CENTRA         MINDLEVER        PRO FORMA        PRO FORMA
                                                         (12/31/00)       (12/31/00)      ADJUSTMENTS        COMBINED
Revenues:
 License                                                  $ 18,697       $      208         $     -          $ 18,905
 Services                                                    4,276              980               -             5,256
                                                          --------       ----------         -------          --------
     Total revenues                                         22,973            1,188               -            24,161

Cost of Revenues:
 License                                                       314                -               -               314
 Services                                                    3,381              827                             4,208
                                                          --------       ----------                          --------
     Total cost of revenues                                  3,695              827               -             4,522
                                                          --------       ----------         -------          --------
     Gross profit                                           19,278              361               -            19,639

Operating Expenses:
 Sales and marketing                                        22,563            1,971               -            24,534
 Product development                                         8,481            2,087               -            10,568
 General and administrative                                  4,977            1,368           1,818   A         8,163
 Charge for in-process R&D                                       -                -           2,200   C             -
                                                                                             (2,200)  D
 Stock-based compensation                                      925                -               -               925
                                                          --------       ----------         -------          --------
     Total operating expenses                               36,946            5,426           1,818            44,190

Loss from Operations                                       (17,668)          (5,065)         (1,818)          (24,551)

Interest Income (Expense), net                               3,852             (432)           (222)  B         3,198
Other Income (Expense), net                                    (42)               -               -               (42)
                                                          --------       ----------         -------          --------
     Net loss                                              (13,858)          (5,497)         (2,040)          (21,395)

Accretion of Discount on Preferred Stock                       649              248            (248)  E           649
                                                          --------       ----------         -------          --------
     Net loss attributable to common stockholders         $(14,507)      $   (5,745)        $(1,792)         $(22,044)
                                                          ========       ==========         =======          ========

Net Loss Applicable to Common Stockholders per
 Share:
 Basic and diluted                                        $  (0.67)      $    (1.27)                         $  (0.99)
 Pro forma basic and diluted                                 (0.64)                                             (0.96)

Weighted Average Shares Outstanding:
 Basic and diluted                                          21,781            4,535             510   G        22,291
 Pro forma basic and diluted                                22,608                              510   G        23,118

                             CENTRA SOFTWARE, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2001
                  AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

                                                                HISTORICAL
                                                      ------------------------------
                                                           CENTRA         MINDLEVER        PRO FORMA        PRO FORMA
                                                          (3/31/01)       (3/31/01)       ADJUSTMENTS        COMBINED
Revenues:
 License                                                   $ 7,219       $       86          $  (80)  I      $  7,225
 Services                                                    1,853              300               -             2,153
                                                           -------       ----------          ------          --------
     Total revenues                                          9,072              386             (80)            9,378

Cost of Revenues:
 License                                                       147                -               -               147
 Services                                                    1,565              205               -             1,770
                                                           -------       ----------          ------          --------
     Total cost of revenues                                  1,712              205               -             1,917
                                                           -------       ----------          ------          --------

     Gross profit                                            7,360              181             (80)            7,461

Operating Expenses:
 Sales and marketing                                         6,336              385               -             6,721
 Product development                                         2,635              583               -             3,218
 General and administrative                                  1,917            1,332             454   G         3,703
 Stock-based compensation                                      223                -               -               223
                                                           -------       ----------          ------          --------
     Total operating expenses                               11,111            2,300             454            13,865

Loss from Operations                                        (3,751)          (2,119)           (534)           (6,404)

Interest Income (Expense)                                      782              (50)            (55)  H           677
Other Income (Expense), net                                    (57)               1               -               (56)
Loss on Sale of Short-term Investments                        (772)               -               -              (772)
                                                           -------       ----------          ------          --------
     Net loss                                               (3,798)          (2,168)           (589)           (6,555)

Accretion of Discount on Preferred Stock                         -               61             (61)  J             -
                                                           -------       ----------          ------          --------
     Net loss attributable to common stockholders          $(3,798)      $   (2,229)         $ (528)         $ (6,555)
                                                           =======       ==========          ======          ========

Net Loss Applicable to Common Stockholders per
 Share:
 Basic and diluted                                         $ (0.16)      $    (0.49)                         $  (0.27)

Weighted Average Shares Outstanding:
 Basic and diluted                                          23,771            4,577             510   K        24,281

CENTRA SOFTWARE, INC.

Unaudited Pro Forma Combined Condensed Balance Sheet as of March 31, 2001 (Unaudited)

Amounts in thousands, except per share data

                                                                HISTORICAL
                                                      ------------------------------
                                                           CENTRA         MINDLEVER        PRO FORMA        PRO FORMA
                                                          (3/31/01)       (3/31/01)       ADJUSTMENTS        COMBINED
Current Assets:
 Cash and cash equivalents                                $  48,631      $      79           $(2,850)  N     $ 44,860
                                                                                                (768)  Q
                                                                                                (232)  R
 Short-term investments                                      11,073              -                 -           11,073
 Restricted cash                                                100              -                 -              100
 Accounts receivable, net                                     6,466            126                 -            6,592
 Prepaid expenses and other current assets                    1,399             10                 -            1,409
                                                          ---------      ---------           -------         --------

     Total current assets                                    67,669            215            (3,850)          64,034

 PP&E, net                                                    3,743            255              (118)  M        3,880
 Restricted cash                                                400              -               232   R          632
 Other assets, net                                               83              4                 -               87
 Developed technology and know-how                                -              -             2,100   L        2,100
 Assembled workforce                                              -              -               300   L          300
 Goodwill and other intangibles                                   -              -             5,088   L        5,088
                                                          ---------      ---------           -------         --------
                                                              4,226            259             7,602           12,087

     Total assets                                         $  71,895      $     474           $ 3,752         $ 76,121
                                                          =========      =========           =======         ========

Current Liabilities:
 Current maturities of term loan                          $     582      $     768           $  (768)  Q     $    582
 Accounts payable                                             2,212            348                 -            2,560
 Accrued expenses                                             3,943          1,030               362   N        5,103
                                                                                                (232)  O
 Current portion of capital leases                                -              2                 -                2
 Current portion of loss on lease                                 -            313                 -              313
 Bridge loans                                                     -          1,500            (1,500)  P            -
 Deferred revenue                                             5,104            250               (85)  M        5,269
                                                          ---------      ---------           -------         --------

     Total current liabilities                               11,841          4,210            (2,223)          13,828
                                                          ---------      ---------           -------         --------

 Term loan, net of current maturities                         1,708              -                 -            1,708
                                                          ---------      ---------           -------         --------
 Capital leases, net of current portion                           -              7                 -                7
                                                          ---------      ---------           -------         --------
 Loss on lease, net of current portion                            -            600                 -              600
                                                          ---------      ---------           -------         --------

Redeemable Convertible Preferred Stock                            -          4,435            (4,435)  S            -

Stockholders' Equity (Deficit):
 Preferred stock                                                  -              -                 -                -
 Common stock                                                    25              5                 1   N           26
                                                                                                  (5)  S            -
 Additional paid-in capital                                 105,224            474              (474)  S      109,053
                                                                                               3,829   N            -
 Accumulated deficit                                        (44,841)        (9,257)           (2,200)  C      (47,041)
                                                                                 -             9,257   S            -
 Deferred compensation                                       (2,037)             -                 -           (2,037)
 Cumulative translation adjustment                               15              -                 -               15
 Treasury stock                                                 (40)             -                 -              (40)
                                                          ---------      ---------           -------         --------
     Total stockholders' equity (deficit)                    58,346         (8,778)           10,409           59,976
                                                          ---------      ---------           -------         --------
     Total liabilities and stockholders' equity           $  71,895      $     474           $ 3,752         $ 76,121
      (deficit)                                           =========      =========           =======         ========

CENTRA SOFTWARE, INC.


(1)  INTRODUCTION TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     On April 30, 2001, Centra Software, Inc. (Centra) completed its acquisition of MindLever.com, Inc. (MindLever), by means of a merger of MindLever with and into M-L Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Centra, pursuant to an Agreement and Plan of Merger dated as of April 11, 2001 (the Merger). MindLever is a provider of software on a hosted and subscription basis for e-learning content solutions .

     Upon the effective time of the Merger on April 30, 2001, Centra issued an aggregate of 509,745 shares of Centra common stock, par value $0.01 per share, and $2,850,000 in cash in exchange for all of the outstanding capital stock of MindLever. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of MindLever Series A Preferred Stock converted into the right to receive approximately .08 shares of Centra Common Stock and $0.55 in cash. Each outstanding share of MindLever common stock converted into a right to receive approximately .03 shares of Centra common stock and $.09 in cash.

     Each holder of MindLever capital stock who is otherwise entitled to fraction of a share of Centra Common Stock will receive cash in lieu thereof, equal to a fraction multiplied by $3.52. In accordance with the terms of the Merger Agreement and an escrow agreement, 54,469 shares of Centra Common Stock and approximately $274,000 in cash have been placed in an escrow account to secure certain indemnification obligations of MindLever under the Merger Agreement.

     The purchase price and terms for the transaction were determined in arms-length negotiations. The acquisition of MindLever is intended to qualify a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The aggregate purchase price for MindLever was approximately $7,043,000 of which $2,850,000 was paid in cash, approximately $3,830,000, related to the value of approximately 509,745 shares of Centra Common Stock and approximately $362,000 for acquisition related fees and expenses. The MindLever acquisition has been accounted for as a purchase in accordance with Accounting Principles Board (APB) Opinion No. 16 and accordingly, the purchase price has been allocated to the assets and liabilities of MindLever based on their fair value.

     Additionally, on April 2, 2001 Centra entered into a promissory note with MindLever (the Note) whereby MindLever was allowed to borrow up to $1,000,000 to fund operations through the closing date of the Merger. The Note bears interest at 9% per annum. Upon consummation of the Merger the Note will be forgiven. In the event the Merger was not consummated within 90 days of execution of the Note, all outstanding amounts would have become immediately due and payable in full. At the closing of the Merger, MindLever had borrowed a total of $989,000 under the Note.

     As part of the purchase price allocation, all intangible assets that are a part of the acquisition were identified and valued. It was determined that technology assets and assembled workforce had value. As a result of this identification and valuation process, the Company allocated approximately $2.2 million of the purchase price to in-process research and development projects. This allocation represented the estimated fair value based on risk-adjusted cash flows

CENTRA SOFTWARE, INC.


     related to the incomplete research and development projects. At the date of acquisition, the development of these projects had not yet reached technological feasibility, and the research and development in progress had no alternative future uses. Accordingly, these costs were expensed as of the date of the acquisition date.

     At the acquisition date, MindLever's significant ongoing research and development project was primarily focused on the design, development, engineering and testing activities associated with adding new functionality to its Leveraged Learning Architecture. Several phases of the project have been complete, but substantial work remains to complete the Leveraged Learning Architecture into product that meets all functional specifications. The R&D ongoing at the valuation date represent next-generation technologies that are expected to address emerging market demands in the nascent eLearning industry.

     At the acquisition date, the project under development was approximately 62% complete, based on engineering man-month data and technological progress. MindLever had spent approximately $700,000 on the in-process project, and expected to spend approximately $450,000 to complete all phases of the research and development. Anticipated completion date ranged from 4 to 6 months, at which time the Company expects to begin benefiting from the developed technologies.

     In making its purchase price allocation, management considered present value calculating of income, an analysis of project accomplishments and remaining outstanding items, an assessment of overall contributions, as well as project risks. The value assigned to purchased in-process technology was determined by estimating the costs to develop the acquired technology into commercially viable products, estimating the resulting net cash flows from the projects, and discounting the net cash flows to their present value. The revenue projection used to value the in-process research and development was based on estimates of relevant market sizes and growth factors, expected trends in technology, and the nature and expected timing of new product introductions by the Company and its competitors. The resulting net cash flows from such projects are based on management's estimates of cost of sales, operating expenses, and income taxes from such projects.

     Aggregate revenues for MindLever technologies were estimated to grow at a compounded annual growth rate of approximately 100% for the five years following the acquisition, assuming the successful completion and market acceptance of the major R+D programs. The estimated revenues for the in-process projects were expected to peak approximately in fiscal 2003 and then decline as other new products and technologies are expected to enter the market.

     The rates utilized to discount the net cash flows to their present value were based on estimated cost of capital calculations. Due to the nature of the forecast and the risks associated with the development projects, a discount rate of 30% was used for the in-process R+D. The discount rate utilized was higher than the Company's weighted average cost of capital due to the inherent uncertainties surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology, and the uncertainty of technological advances that are unknown at this time.

CENTRA SOFTWARE, INC.


     If this project is not successfully developed, the sales and profitability of the combined company may be adversely affected in the future periods. Additionally, the value of other acquired intangible assets may become impaired.

     As a result of the identification and valuation of intangibles acquired, the Company also allocated approximately $2,100,000 and $300,000 to developed technology and assembled workforce, respectively. Developed technology represents patented and unpatented technology and know-how related to MindLever's current Learning Management Content Solution. Developed technology is expected to be amortized over a period of 3 years. Assembled workforce is the presence of a skilled workforce that is knowledgeable about company procedures and possesses expertise in certain fields that are important to continued profitability and growth of a company. Assembled workforce is expected to be amortized over a period of 3 years.

     The excess of the purchase price over the fair value of identifiable intangible net assets of approximately $5,873,000 as of April 30, 2001 will be allocated to goodwill. Unidentifiable intangible assets are expected to be amortized over a period of 5 years through December 31, 2001. The Company will cease amortization of its unidentifiable intangibles on January 1, 2002 in accordance with the transition rules of FASB No. 142, "Goodwill and Intangible Assets."

     Based on the timing of the closing of the transaction and the finalization of the integration plans and other factors, the final purchase adjustments may differ materially from those presented in the pro forma financial information. The effect of the adjustments on the results of operations will depend on the nature and amount of assets or liabilities adjusted.

(2)  BASIS OF PRESENTATION

     The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2000 and the three months ended March 31, 2001 gives effect to the acquisition as if the transaction had occurred at the beginning of fiscal 2000. The unaudited pro forma combined consolidated condensed balance sheet as of March 31, 2001 gives effect to the acquisition as if it had occurred on March 31, 2001. The estimated purchase price of the acquisition is $7,043,000, which is composed of $2,850,000 in cash; the issuance of stock in the amount of $3,830,000 and $362,000 in acquisition related fees and expenses. Below is a table of the estimated purchase price allocation as of March 31, 2001. The purchase price allocation is subject to further changes based on final integration plans and final valuations and appraisals.

CENTRA SOFTWARE, INC.


     The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of MindLever.com occurred at the beginning of fiscal 2000.

Purchase price allocation as of March 31, 2001:
 Tangible net assets acquired, at fair value     $(2,645)
 In-process research and development               2,200
 Developed Technology and know-how                 2,100
 Assembled workforce                                 300
 Goodwill and other intangibles                    5,088
                                                 -------
     Total                                       $ 7,043
                                                 =======

(3)  Pro Forma Adjustments

     Adjustments to record the acquisition of MindLever.com as if it had happened at the beginning of the year ended December 31, 2000:

A    Gives effect to the amortization of developed technology and know-how
      for fiscal 2000                                                                 $   700,000
     Gives effect to the amortization of assembled workforce for fiscal 2000              100,000
     Gives effect to the amortization of goodwill for fiscal 2000                       1,018,000
                                                                                      -----------
                                                                                      $ 1,818,000
                                                                                      -----------
B    Gives effect to a reduction in interest income related to the utilization of $2,850,000 in cash for the acquisition at the beginning
      of fiscal 2000                                                                  $   222,000

C    To record write-off of in-process research and development costs                 $ 2,200,000


CENTRA SOFTWARE, INC.

D    As required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed statements of operations excludes material non-recurring charges which result directly from the acquisition and which will be recorded within 12 months following the acquisition.
      Thus, the write-off of in-process research and development is reversed          $ 2,200,000

E    To eliminate accretion on MindLever.com preferred stock for fiscal 2000          $   248,000

F    To record the issuance of shares in relation to the deal - assumed
      outstanding for the entire period presented                                         510,000

G    Gives effect to the amortization of developed technology and know-how
      for the three months ended March 31, 2001                                       $   175,000
     Gives effect to the amortization of assembled workforce for the
     three-month period ended March 31, 2001                                               25,000
     Gives effect to the amortization of goodwill and other intangible for
      the three-month period ended March 31, 2001                                         254,000
                                                                                      -----------
                                                                                      $   454,000
                                                                                      -----------

H    Gives effect to a reduction in interest income related to the utilization of $2,850,000 in cash for the acquisition for the
      three-month period ended March 31, 2001                                         $    55,000

I    To record impact of fair market value write-down of acquired deferred
      license revenue for the three months ended March 31, 2001                       $   (80,000)

J    To eliminate accretion on MindLever.com preferred stock for the
      three-months ended March 31, 2001                                               $    61,000

K    To record the issuance of shares in relation to the deal-assumed
      outstanding for the entire period presented                                         510,000


L    To record developed technology and know-how                                      $ 2,100,000
     To record assembled workforce                                                        300,000
     To record goodwill and other intangibles                                           5,088,000
                                                                                      -----------
                                                                                      $ 7,488,000
                                                                                      -----------

M    To state acquired property, plant and equipment and deferred revenue at their estimated fair value:
       PP&E                                                                           $  (118,000)
       Deferred revenue                                                               $   (85,000)

N    To record purchase price, including cash paid and issuance of stock,
      and accrue estimated acquisition related fees and expenses                      $ 7,043,000

O    To reverse the accrued value of warrants never issued by Mindlever and           $  (232,000)
      cancelled as part of the acquisition

P    Conversion of Bridge Notes to equity                                             $ 1,500,000

Q    To record the payoff of Mindlever.com term loan                                  $  (768,000)

R    Reclassification of cash paid for Letter of Credit to restricted cash            $   232,000

S    To eliminate MindLever.com stockholders' deficit on March 31, 2001:
       Preferred stock                                                                $(4,435,000)
       Common stock                                                                        (5,000)
       Additional paid in capital                                                        (474,000)
       Accumulated deficit                                                              9,257,000

CENTRA SOFTWARE, INC.


     (c)  Exhibits


Number            Title
------            -----
 2.1              Agreement and Plan of Merger dated April 11, 2001, by and among Centra Software, Inc.,
                  MindLever.com, Inc., M-L Acquisition Co., and the Principal Shareholders, as defined therein
                  (previously filed)

23.1              Consent of Ernst & Young LLP

     Pursuant to Item 601(b)(2) of Regulation S-K, we will furnish to the Commission, upon request, copies of the exhibits and schedules listed in the
Exhibit Index accompanying this report, but omitted from Exhibit 2.1.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CENTRA SOFTWARE, INC.


Dated: July 11, 2001                By:  /s/ Stephen A. Johnson
                                         --------------------------------------
                                         Stephen A. Johnson
                                         Chief Financial Officer, Treasurer and
                                         Secretary

CENTRA SOFTWARE, INC.


                                 EXHIBIT INDEX



   Number       Title
   ------       -----
     2.1        Agreement and Plan of Merger dated April 11, 2001, by and among
                Centra Software, Inc., MindLever.com, Inc., M-L Acquisition Co.,
                and the Principal Shareholders, as defined therein (previously filed)

    23.1        Consent of Ernst & Young LLP


     Schedules and Exhibits Omitted From Exhibit 2.1

    Disclosure Schedule
    Exhibit A - Share Ownership
    Exhibit B - Proxy and Consent Agreement
    Exhibit C - Escrow Agreement
    Exhibit D - Warrant and Note Termination and Release Agreement Exhibit E - Release
    Exhibit F - Stock Restriction Agreement
    Exhibit G - Form of Noncompetition and Confidentiality Agreement Exhibit H - Exchange Agent Agreement